Exhibit 32.1
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Gates Industrial Corporation plc (the “Company”) for the period ended June 27, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, in his capacity as an officer of the Company and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ivo Jurek
Ivo Jurek
Chief Executive Officer
(Principal Executive Officer)
Date:	August 5, 2020

/s/ L. Brooks Mallard
L. Brooks Mallard
Chief Financial Officer
(Principal Financial Officer)
Date:	August 5, 2020
A signed original of this certification required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.